UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 11, 2008

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4(c))

Item 5.02                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Officers

On November 11, 2008, Schweitzer-Mauduit International, Inc. (“the Company”) issued a press release announcing that Wayne H. Deitrich, age 65, current Chairman of the Board and Chief Executive Officer will retire on December 31, 2008.  Mr. Deitrich has served as Chairman of the Board and Chief Executive Officer since the November 30, 1995 spin-off of the Company from Kimberly-Clark Corporation.

Succeeding Mr. Deitrich as Chairman of the Board and Chief Executive Officer will be Frédéric P. Villoutreix, current Chief Operating Officer and member of the Board of Directors.  Mr. Villoutreix, age 44, joined the Company on December 7, 2005, was elected Chief Operating Officer on February 1, 2006 and served as interim President, French Operations from December 2006 to June 2007.  He was elected to the Board of Directors in June 2007.  Previously he was employed by Compagnie de Saint-Gobain, a leading French multi-national producer and distributor of engineered materials, where he had worked since 1990.

Mr. Villoutreix does not have an employment contract with the company.  His compensation consists of the same elements, and he participates in the same compensation programs, as all other U.S. based Company executives as disclosed in the Company’s most recent proxy statement.  Executive compensation is reviewed and adjusted annually at year-end.

The press release is attached hereto as Exhibit 99.1.

Item 9.01                        Financial Statements and Exhibits.

(c)  Exhibits

99.1                             Press Release, dated November 11, 2008, of Schweitzer-Mauduit International, Inc., announcing retirement and replacement of Chairman of the Board and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ TORBEN WETCHE
Torben Wetche
Chief Financial Officer and Treasurer

Dated:  November 12, 2008

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

Current Report on Form 8-K

Dated November 12, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated November 11, 2008, of Schweitzer-Mauduit International, Inc., announcing retirement and replacement of Chairman of the Board and Chief Executive Officer.